UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 6, 2011

NBT BANCORP INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 SOUTH BROAD STREET, NORWICH, NEW YORK 13815

(Address of principal executive offices)

Registrant's telephone number, including area code: (607) 337-2265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2011, NBT Bancorp, Inc. (“the Company”) announced the appointment of F. Sheldon Prentice as an Executive Officer of the Company where he will serve on the Company’s Executive Management Team.  Mr Prentice, age 60, has been with the Company since April 26, 2010 and currently serves as Corporate Senior Vice President, General Counsel and Corporate Secretary of the Company.  Prior to joining the Company, Mr. Prentice served as Senior Vice President and General Counsel for Merchants Bancshares, Inc. in South Burlington, Vermont from March 2008 until April 2010.  Prior to joining Merchants Bancshares, Inc., Mr. Prentice served as Senior Vice President, General Counsel and Secretary of Chittenden Corporation in Burlington, Vermont from December 1985 until they were purchased in December 2007 by Peoples United Bank of Bridgeport, Connecticut.  Mr. Prentice remained with Peoples United Bank until March 2008 when he joined Merchants Bancshares, Inc.  At this time, the appointment of Mr. Prentice is not subject to any material plan, contract or arrangement in connection with the appointment.  The Company is not aware of any related party transactions as defined in Item 404(a) of Regulation S-K that exist with respect to Mr. Prentice.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBT BANCORP INC.
(Registrant)

/s/ F. Sheldon Prentice
F. Sheldon Prentice
Corporate Senior Vice President,
General Counsel and Corporate Secretary

Date: January 11, 2011